Exhibit 99.1

CONTACTS:	PRESS RELATIONS
BETSY CASTENIR
(212) 339-3424

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS
ROBERT TUCKER
(212) 339-0861

FSA HOLDINGS FIRST QUARTER 2004 RESULTS

NET INCOME

$84 Million in Q1 04 (+28% vs. Q1 03)

ORIGINATIONS (PRESENT VALUE)

$187 Million in Q1 04 (+84% vs. Q1 03)

New York, New York, May 5, 2004 — Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced first quarter 2004 net income of $84.0 million, 27.7% higher than in the prior year.

NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS

(Dollars in millions)

	Three Months Ended March 31,
	2004	2003

Net Income	$84.0	$65.8

Less fair-value adjustments for insured credit default swaps, net of taxes [1]	10.2	1.0
Operating Earnings [1]	$73.8	$64.8

[1]          For definitions, see below, “Analysis of Financial Results – Operating Earnings.”

Operating earnings for the first quarter increased 13.9% over operating earnings in the prior year’s comparable period. See “Analysis of Financial Results” below for further discussion of earnings results.

Shareholders’ equity (book value) was $2.3 billion and non-GAAP adjusted book value (ABV) was $3.3 billion at March 31, 2004.   Over the past 12 months, ABV grew 18.9% excluding realized and unrealized capital gains and losses in the investment portfolio and 19.5% including such gains and losses.  The Company’s management considers ABV to be a reasonable proxy for the intrinsic value of the Company, exclusive of franchise value, because it captures deferred income from business already generated.  See “Non-GAAP Measures,” below, for more discussion of ABV and a reconciliation to book value.

Present value (PV) originations during the first quarter of 2004 were $187.2 million, 83.9% higher than in last year’s comparable period.  Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: “Our U.S. municipal and international public infrastructure businesses continued to be strong, with profitable transactions well balanced across sectors.  In the asset-backed arena, we found reasonable opportunities that met our credit and return objectives despite the tight spread environment.

“Looking ahead, we see strong opportunities.  While rising interest rates most likely will reduce municipal volume, overall our business should benefit from an improving economy, widening credit spreads and an expanding global debt market.”

BUSINESS PRODUCTION

TOTAL NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross par insured (dollars in billions)	$19.2	$13.7
PV originations (dollars in millions) [1]	187.2	101.8

[1]          The sum of (a) the present value of gross premiums originated (PV premiums), defined as estimated future installment premiums discounted to their present value plus upfront premiums, and (b) the present value of estimated future net interest margin (PVNIM) from guaranteed investment contracts issued to municipalities and other market participants. The discount rate was 5.62% in 2004 and 5.91% in 2003 for all originations. PV premiums, PVNIM and PV originations are non-GAAP measures. For further discussion and a reconciliation of total PV originations to gross premiums written, see below, “Analysis of Financial Results – Premiums.”

Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the prior year.

U.S. MUNICIPAL NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross par insured (dollars in billions)	$11.0	$10.8
PV premiums (dollars in millions)	89.4	64.1

For the first quarter, new-issue volume in the U.S. municipal bond market reached $84.6 billion, essentially flat with the first-quarter level last year.  Insurance penetration was approximately 47%, compared with 54% in last year’s comparable period.  In this environment, FSA insured approximately 29% of the par amount of insured new issues sold year-to-date.

Including both primary and secondary U.S. municipal obligations with closing dates in the first quarter, the par amount insured by FSA increased 2.0%, and PV premiums increased 39.5%.  The steeper increase in PV premiums reflects a change in mix toward higher premium sectors in the municipal market.

U.S. ASSET-BACKED NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross par insured (dollars in billions)	$5.1	$2.1
PV premiums (dollars in millions)	34.9	21.4

The Company’s first-quarter U.S. asset-backed par insured increased 146.6% and the related PV premiums increased 63.1%.  Par insured increased in all asset-backed sectors, with most of the growth coming from transactions of Triple-A underlying credit quality.

INTERNATIONAL NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross par insured (dollars in billions)	$3.1	$0.8
PV premiums (dollars in millions)	47.4	13.3

First-quarter international par insured was four times last year’s comparable amount, and the related PV premiums increased 256.4%.  While most of the increase in par volume came from Super Triple-A and Triple-A residential mortgage and collateralized debt obligation (CDO) transactions, higher premium public infrastructure transactions made a greater contribution to the growth of PV premiums.

FINANCIAL PRODUCTS NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross PVNIM (dollars in millions)	$15.5	$3.0

The Company’s guaranteed investment contract (GIC) business produced five times more PVNIM in the first quarter of 2004 than in the first quarter of 2003, when the Company was constraining its GIC activity as it approached a regulatory limit of 100 non-qualified holders.  The limit was lifted when the Company received an exemption from the Investment Company Act in April 2003.

ANALYSIS OF FINANCIAL RESULTS

NET INCOME. First-quarter net income rose 27.7% to $84.0 million from $65.8 million in the first quarter of 2003.  The following table provides the after-tax amounts of certain income and expense items that management believes are useful in analyzing net income:

NOTEWORTHY ITEMS INCLUDED IN NET INCOME

(All items shown net of taxes. Dollars in millions)

	Three Months Ended March 31,
	2004	2003
Refundings, calls or other accelerations [1]	$4.1	$2.1
Realized gains, net	0.4	0.7
Equity-based compensation [2]	(7.2)	(5.9)
Equity in earnings of Fairbanks [3]	0.2	3.2
Fair-value adjustments for insured CDS [4]	10.2	1.0

[1]          Net of deferred acquisition cost amortization.

[2]          The Company has always included in net income the full future-value payout cost of its performance share program, which is the Company’s only equity-based compensation program.

[3]          Fairbanks Capital Holding Corp. (Fairbanks) is a mortgage servicing holding company in which the Company owns a minority interest. At March 31, 2004, the Company’s interest in Fairbanks had a book value of $46.6 million, including unamortized goodwill of $7.6 million.

[4]   This item is excluded from operating earnings.

OPERATING EARNINGS.  The Company defines operating earnings (a non-GAAP measure) as net income before the effects of fair-value adjustments for FSA-insured CDS that have investment-grade underlying credit quality and must be marked to fair value under Statement of Financial Accounting Standards No. 133 (SFAS No. 133).  The Company views insured CDS risks as comparable to other insured risks and enters into such non-cancelable contracts fully intending to hold them to maturity.  Because the SFAS No. 133 adjustments for each guaranteed CDS are expected to sum to zero over the life of the transaction, the Company considers operating earnings a key measure of normal operating results.

First-quarter operating earnings of $73.8 million were lower than net income because they exclude positive fair-value adjustments totaling $15.1 million ($10.2 million after taxes).  The fair-value adjustments primarily reflect tightening of market credit spreads.  The comparable fair-value adjustments in the first quarter of 2003 were gains totaling $1.5 million ($1.0 million after taxes).

PREMIUMS. The following tables reconcile gross premiums written to PV originations and summarize net earned and written premiums.  PV premiums, PVNIM and PV originations are non-GAAP measures that the Company employs as indicators of a given period’s origination activity because a substantial portion of the Company’s premium and net interest margin revenue is collected in installments. In contrast, gross premiums written captures premiums collected in the period, whether collected up front for business originated in the period or in installments for business originated in prior periods.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV ORIGINATIONS

(Dollars in millions)

	Three Months Ended March 31,
	2004	2003
Gross premiums written	$189.5	$129.6
Gross installment premiums received	(72.0)	(72.5)
PV estimated future premiums originated	54.2	41.7
PVNIM originated	15.5	3.0
PV originations	$187.2	$101.8

NET EARNED AND WRITTEN PREMIUMS

(Dollars in millions)

	Three Months Ended March 31,
	2004	2003
Premiums written, net of reinsurance	$116.5	$92.2
Premiums earned, net of reinsurance	92.2	80.1
Net premiums earned excluding effect of refundings and prepayments	84.5	75.7

First-quarter gross premiums written of $189.5 million and net premiums written of $116.5 million represent increases of 46.3% and 26.4%, respectively, over their levels in the comparable period of 2003.  FSA used more reinsurance than usual for a large international infrastructure transaction in the first quarter of 2004.

For the first quarter, net premiums earned totaled $92.2 million, a 15.1% increase from the result in the prior year’s comparable period.  First-quarter refundings and prepayments, net of reinsurance, were $7.7 million, compared with $4.4 million in the same period of 2003.  Excluding refundings and prepayments, net premiums earned increased 11.6%.

NET INTEREST MARGIN.  Net interest margin for the first quarter of 2004 was $5.3 million, compared with $0.7 million in the comparable period of 2003.  The increase in net interest margin is primarily due to a larger book of GIC business in the first quarter of 2004 than in that of 2003 and losses in the first quarter of 2003 relating to ineffective hedges.

INVESTMENT PORTFOLIO. Net investment income for the first quarter of 2004 was $41.1 million, an increase of 12.5% over the prior year’s first-quarter result.  The increase reflected higher invested balances partially offset by lower reinvestment rates stemming from the current low interest-rate environment.  Net realized gains were $0.5 million in the first quarter of 2004 and $1.1 million in the same period of 2003.  The Company’s effective tax rate on investment income (excluding the effects of realized gains and losses and variable interest entities) was 9.5% for the first quarter of 2004, compared with 9.3% for the same period of the prior year.

EXPENSES AND RESERVES. For the first quarter, policy acquisition and other operating expenses increased to $31.3 million, or $2.3 million higher than in the prior year’s first quarter.  Losses and loss adjustment expenses were $7.7 million ($4.1 million after taxes) in the first quarter of 2004.  Additions to reserves represent management’s estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations and a separate review of the insured CDO portfolio.  At March 31, 2004, FSA’s general reserve totaled $123.3 million.  During the first quarter, a net amount of $4.1 million was transferred to the general reserve from case reserves, primarily due to marginal improvements in model results for a small number of underperforming CDO transactions.  Transfers between general and case reserves represent a reallocation of existing loss reserves and have no impact on earnings.  At March 31, 2004, case and general reserves in aggregate totaled $180.9 million, compared with $174.2 million at December 31, 2003.

NON-GAAP TERMS

Management and investors consider the measures identified in this release as non-GAAP measures to be important in analyzing the financial results of the Company.  However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of

America and should not be considered as substitutes for such GAAP measures as shareholders’ equity, net income, revenues, expenses and gross premiums written.

Non-GAAP measures used in this release are ABV, operating earnings and PV originations (including its components PV premiums and PVNIM).  Operating earnings and PV originations are reconciled above to net income and gross premiums written, respectively, and ABV is reconciled to book value in the table below.  ABV consists of book value plus the estimated present value of future income from business the Company has already originated.  Such future income is substantial because premiums are earned over the life of each insured transaction. The Company uses ABV and operating earnings to calculate a portion of compensation paid to its employees.

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO NON-GAAP ADJUSTED BOOK VALUE

(Dollars in millions)

	March 31, 2004	December 31, 2003
Shareholders’ Equity (Book Value) [1]	$2,289.2	$2,168.4
After-tax value of:
Net deferred premium revenue, net of deferred acquisition cost and goodwill	586.0	572.8
Present value of future net installment premiums and present value of future net interest margin [2]	429.0	424.1
Adjusted Book Value	$3,304.2	$3,165.3

[1]          Includes the effect of after-tax unrealized gains in the investment portfolio, which was $174.1 million at March 31, 2004 and $147.4 million at December 31, 2003.

[2]          The discount rate varies according to the year of origination. For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate was 5.62% in 2004 and 5.91% in 2003.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today.  The Operating Supplement contains additional information about results for the period covered in this release.  On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest-rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of reserves established by the Company for losses and loss adjustment expenses; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA’s reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company; and (xv) other factors, most of which are beyond the Company’s control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia group.  For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2004	December 31, 2003
ASSETS
Bonds at market value (amortized cost of $3,348,551 and $3,275,310)	$3,613,357	$3,508,649
Short-term investments	192,821	224,429
Variable interest entities’ bonds at market value (amortized cost of $1,357,488 and $1,361,332)	1,356,825	1,360,151
Variable interest entities’ short-term investment portfolio	15,157	11,102
Guaranteed investment contract bond portfolio at market value (amortized cost of $4,567,442 and $4,033,979)	4,569,057	4,031,263
Guaranteed investment contract bond portfolio pledged as collateral at market value (amortized cost of $53,860 and $70,358)	52,080	66,423
Guaranteed investment contract short-term investment portfolio	257,957	228,812
Total investment portfolio	10,057,254	9,430,829
Cash	13,939	19,460
Securitized loans	433,783	440,611
Deferred acquisition costs	277,701	273,646
Prepaid reinsurance premiums	727,723	695,398
Investment in unconsolidated affiliates	116,745	110,863
Reinsurance recoverable on unpaid losses	55,797	59,235
Other assets	1,166,852	1,274,473

TOTAL ASSETS	$12,849,794	$12,304,515

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Deferred premium revenue	$1,918,569	$1,861,960
Losses and loss adjustment expenses	236,667	233,408
Guaranteed investment contracts	4,686,233	4,198,915
Variable interest entities’ debt	2,542,202	2,537,466
Deferred federal income taxes	167,613	152,646
Notes payable	430,000	430,000
Accrued expenses and other liabilities	579,337	721,684

TOTAL LIABILITIES AND MINORITY INTEREST	10,560,621	10,136,079

Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital	899,963	900,224
Accumulated other comprehensive income (net of deferred income taxes of $88,831 and $76,041)	174,125	147,433
Accumulated earnings	1,214,750	1,120,444
Deferred equity compensation	23,707	23,445
Less treasury stock at cost (299,548 and 297,658 shares held)	(23,707)	(23,445)

TOTAL SHAREHOLDERS’ EQUITY	2,289,173	2,168,436

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY	$12,849,794	$12,304,515

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(in thousands)

	Three Months Ended March 31,
	2004	2003
Revenues:
Net premiums written	$116,494	$92,185

Net premiums earned	92,210	80,090
Net investment income	41,077	36,533
Net realized gains	495	1,064
Financial products net interest income	14,722	7,172
Financial products net realized gains	119	747
Variable interest entities’ net interest income	25,917
Net realized and unrealized gains (losses) on derivative instruments	13,039	(225)
Other income	2,604	1,176

TOTAL REVENUES	190,183	126,557

Expenses:
Losses and loss adjustment expenses	7,700	6,300
Interest expense	6,748	7,086
Policy acquisition costs	14,798	13,399
Financial products net interest expense	6,738	7,313
Variable interest entities’ net interest expense	27,908
Other operating expenses	16,474	15,600

TOTAL EXPENSES	80,366	49,698

Minority interest	(4,603)	(2,427)
Equity in earnings of unconsolidated affiliates	4,886	9,328

INCOME BEFORE INCOME TAXES	110,100	83,760
Provision for income taxes	26,053	17,935
NET INCOME	84,047	65,825
Other comprehensive income, net of tax:
Unrealized gains on securities:
Holding gains arising during period	27,189	2,695
Less: reclassification adjustment for gains included in net income	497	326
Other comprehensive income	26,692	2,369

COMPREHENSIVE INCOME	$110,739	$68,194

FINANCIAL SECURITY ASSURANCE INC.

AND SUBSIDIARIES

CLAIMS-PAYING RESOURCES (STATUTORY BASIS)

(Dollars in thousands)

	March 31, 2004	December 31, 2003
Contingency Reserve	$1,002,399	$936,761
Capital and Surplus	1,154,306	1,167,496
Qualified Statutory Capital	2,156,705	2,104,257
Unearned Premium Reserve	1,391,897	1,356,385
Loss and Loss Adjustment Expenses	59,816	64,936
Policyholder Capital and Reserves	3,608,418	3,525,578
Net Present Value of Installment Premiums	616,423	607,092
Third-Party Capital Support	525,000	525,000
Total Claims-Paying Resources	4,749,841	4,657,670

Net Insurance in Force (principal & interest)	414,724,844	409,476,253
Capital Ratio [1]	192:1	195:1
Claims-Paying Ratio [2]	87:1	88:1

[1]          Capital ratio is net insurance in force divided by qualified statutory capital.

[2]          Claims-paying ratio is net insurance in force divided by claims-paying resources.